EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Resume in Minutes, Inc. for the period ending December 31, 2010, I, Novaira Haider , Chief Executive Officer of Resume In Minutes, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report of Form 10-K for the period ending December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the period ended December 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Resume In Minutes, Inc.

Date: March 31, 2011

By: /s/ Novaira Haider
Novaira Haider Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) Director